Item 77C-Submission Of Matters To A Vote Of Security Holders

LAST MEETING OF SHAREHOLDERS

A special meeting of Shareholders of Money Market Trust (The "Trust"), a portfolio of Money Market Obligations Trust was held on November 17, 1999. On September 20, 1999, the record date for shareholders voting at the meeting, there were 388,186,446 total outstanding shares. The following items were considered by shareholders and the results of their voting were as follows:

AGENDA ITEM 1
Election of Trustees:*

For
Withheld Authority To
Vote

John F. Cunningham
J. Christopher Donahue
Charles F. Mansfield,
Jr.
John S. Walsh
273,622,230
273,519,174
273,622,230
273,580,818
158,322
261,378
158.322
199,734























































J. Christopher Donahue
273,519,174
261,378




























\\\\





Charles F. Mansfield,
Jr.	273,622,230
		158,322
	John S. Walsh

	273,580,818
		199,734

273,622,230
158,322
John S. Walsh		 273,580,818		 199,734
* The following Trustees continued their terms as Trustees: John F. Donahue, Thomas G. Bigley, John T. Conroy, Nicholas P. Constantakis, Lawrence D. Ellis, M.D., Peter E. Madden, John E. Murray,
Jr.,J.D.,S.J.D. Marjorie P. Smuts.

AGENDA ITEM 2 TO APPROVE AMENDMENTS TO AND A RESTATEMENT OF, THE TRUST'S DECLARATION OF TRUST:
a. To approve an amendment and restatement of the Trust's Declaration of Trust to require the approval by a majority of the outstanding voting shares in the event of the sale or conveyance of the assets of the Trust to another trust or corporation

Shares Voted
Affirmatively
Shares Voted
Negatively
Shares Abstaining
273,343,321
113,260
288,222

b. 	To amend and restate the Trust's Declaration of Trust to permit the
Board of Trustees to liquidate assets of the Trust, and distribute the proceeds of such assets to the holders of such shares representing such interests, without seeking shareholder approval

Shares Voted Affirmatively   Shares Voted Negatively	Shares Abstaining
271,713,104			     1,690,667			341,032

	AGENDA ITEM 3 TO APPROVE A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE TRUST AND MONEY MARKET OBLIGATIONS TRUST, ON BEHALF OF ITS SERIES, MONEY MARKET TRUST ( THE "NEW FUND") , WHEREBY THE NEW FUND WOULD ACQUIRE ALL
OF THE ASSETS OF THE TRUST IN EXCHANGE FOR SHARES OF THE NEW FUND TO BE DISTRIBUTED PRO RATA BY THE TRUST TO ITS SHAREHOLERS IN COMPLETE LIQUIDATION
AND TERMINATION OF THE TRUST:

Shares Voted Affirmatively   Shares Voted Negatively	Shares Abstaining
	272,658,60                566,074                   520,128